Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 27, 2016 relating to the consolidated financial statements of Yirendai Ltd. (the “Company” and its subsidiaries and variable interest entities, collectively referred to as the “Group”) and related financial statement schedule appearing in the Annual Report on Form 20-F of Yirendai Ltd. for the year ended December 31, 2015.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Beijing, the People’s Republic of China
June 16, 2016